QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2004

VIA NET.WORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29391 (Commission File Number)	84-1412512 (IRS Employer Identification No.)

H. Walaardt Sacrestraat 401-403, 1117 BM Schiphol, Amsterdam, The Netherlands
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code: +31 205 020000

(Former name or former address, if changed since last report)

Item 5. Other Events

        As previously announced, on January 29, 2004, the Board of Directors of VIA NET.WORKS, Inc. (the "Company") adopted a Stockholder Rights Plan. In connection with the Stockholder Rights Plan, a right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock of the Company was distributed for each outstanding share of the Company's common stock held of record on February 12, 2004 (the "Record Date"). On or about February 18, 2004, the Company mailed to stockholders of record on the Record Date a Summary of Stockholder Right Plan (the "Summary").

        The Company's cover letter, dated February 12, 2004, and the Summary are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference. A copy of the Stockholders Rights Plan was previously filed as an exhibit to the Company's Form 8-K Current Report filed on February 3, 2004.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  99.1
  Cover letter to stockholders dated February 12, 2004.

  99.2
  Summary of the Stockholder Rights Plan.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VIA NET.WORKS, INC.
Date: February 19, 2004	By:	/s/ MATT S. NYDELL Matt S. Nydell Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Cover letter to stockholders dated February 12, 2004.
99.2	Summary of the Stockholder Rights Plan.

QuickLinks

SIGNATURES
EXHIBIT INDEX